UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 25, 2018
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Supplemental Indenture

On September 25, 2018, Diamondback Energy, Inc. (“Diamondback”) issued $750 million in aggregate principal amount of 4.750% Senior Notes due 2024 (the “New Notes”) under an existing indenture (the “Existing Indenture”), dated October 28, 2016, among Diamondback, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as the trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated September 25, 2018, among Diamondback, the subsidiary guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”). The New Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “New Notes Offering”). The New Notes Offering was contemplated by the purchase agreement among Diamondback, certain subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, which purchase agreement was previously filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2018 (the “Previous 8-K”). The New Notes Offering is described in more detail in the Previous 8-K. Diamondback previously issued an aggregate of $500 million of 4.750% Senior Notes due 2024 in a private placement completed October 28, 2016, all of which were subsequently exchanged for substantially identical notes in the same aggregate principal amount that were registered under the Securities Act (the “Existing Notes” and, together with the New Notes, the “Notes”).

The terms of the Existing Indenture and the Existing Notes are described in Diamondback’s Current Report on Form 8-K filed with the SEC on October 26, 2016 and November 2, 2016, and Diamondback’s Registration Statement on Form S-4, as amended, which was declared effective by the SEC on June 21, 2017. The New Notes and the Existing Notes constitute part of a single class of securities for all purposes under the Indenture, and the New Notes have substantially the same terms as the Existing Notes except as otherwise provided therein. Pursuant to the Indenture, interest on the New Notes accrues at a rate of 4.750% per annum on the outstanding principal amount, payable semi-annually on May 1 and November 1 of each year. The first interest payment date on the New Notes will be November 1, 2018 and will include accrued interest from and including May 1, 2018.

The Fist Supplemental Indenture provides for the issuance of the New Notes.

The preceding summaries of the Existing Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full texts of such agreements, copies of which are attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on November 2, 2016, and Exhibit 4.1 hereto, respectively, both of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, Diamondback and its guarantors entered into a Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, as representatives for the several initial purchasers named therein, dated as of September 25, 2018 (the “Registration Rights Agreement”), pursuant to which Diamondback agreed to file a registration statement within 180 days after the completion of the New Notes Offering with the SEC with respect to an offer to exchange the New Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Diamondback also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the SEC on or prior to the 360th day after the issue date of the New Notes and to complete the exchange offer within 30 days of the SEC declaring the registration statement effective. Diamondback may be required to file a shelf registration statement to cover resales of the New Notes under certain circumstances. If Diamondback fails to satisfy these obligations under the Registration Rights Agreement, it has agreed to pay additional interest to the holders of the New Notes as specified in the Registration Rights Agreement. The Existing Notes have been registered under the Securities Act and are not entitled to the registration rights set forth in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the New Notes is incorporated herein by reference, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in, or incorporated by reference from prior filings into, Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Diamondback’s stockholders is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of September 25, 2018, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
4.2
Registration Rights Agreement, dated September 25, 2018, among Diamondback Energy, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	October 1, 2018
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Financial Officer